UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15015 Avenue of Science	92128
San Diego, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(650) 926-7022

SAND HILL IT SECURITY ACQUISITION CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 27, 2006, St. Bernard Software, Inc. (formerly known as Sand Hill IT Security Acquisition Corp.) (the "Company") consummated its merger with Old St. Bernard Software, Inc. (formerly known as St. Bernard Software, Inc.) (“Old St. Bernard”) by merging a wholly owned subsidiary of the Company with and into Old St. Bernard, in an all-stock transaction (the “Merger”). Old St. Bernard was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company. As a result of the Merger, the Company changed its name to St. Bernard Software, Inc. On August 18, 2006, the Company filed its Form 10-QSB for the quarter ended June 30, 2006, which only included the information related to Sand Hill IT Security Acquisition Corp.(the Company’s previous name) and not any information related to Old St. Bernard. This Form 8-K includes the financial information for Old St. Bernard for the three and six months ended June 30, 2006.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Old St. Bernard Software, Inc. Quarterly Report for the period ended June 30, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Date: September 14, 2006	By:	/s/ Alfred Riedler
Name: Alfred Riedler
Title: Chief Financial Officer